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EX-21.1
Subsidiaries of the Registrant

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Subsidiary                                  Jurisdiction
----------                                  ------------
Sloan Technology Corporation                Delaware
Veeco Instruments S.A.                      France
Elvion S.A.                                 France
Veeco Instruments GmbH                      Germany
Veeco Instruments Limited                   England
Nihon Veeco K.K.                            Japan
Wyko Corporation                            Arizonia
Veeco Real Estate, Inc                      New York
Robin Hill Properties, Inc.                 California
Digital Instruments (UK) Limited            England

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